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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of the following reports in this Post-Effective Amendment No. 61 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (No.2-47015) of the Provident Institutional Funds, Inc.:

        . Our report dated October 30, 1998 for Temporary Investment Fund, Inc.

        . Our report dated December 5, 1998 for Trust for Federal Securities

        . Our report dated March 6, 1998 for Municipal Fund for California
          Investors, Inc.

        . Our report dated August 28, 1998 for Municipal Fund for New York
          Investors, Inc.

We also consent to the reference to our Firm under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
February 1, 1999